EXHIBIT 99.1
EXECUTION COPY

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226

February 25, 2008

MMI Investments, L.P., on behalf of itself and its affiliates,
1370 Avenue of the Americas
New York, NY 10019

Letter Agreement

MMI Investments, L.P., on behalf of itself and its affiliates (“MMI”), has (a) nominated four individuals to be elected to the Board of Directors (the “Board”) of The Brink’s Company (“Brink’s”) at Brink’s’ 2008 annual meeting of the shareholders (the “2008 Shareholders Meeting”) (the “Board Representation Proposal”) and (b) submitted a demand (the “Demand”) to Brink’s for access to certain books and records, including lists and other information regarding the holders of shares of the outstanding common stock, par value $0.01 per share, of Brink’s (the “Common Stock”).

The Board has resolved to pursue a single-step spin-off of 100% of its Brink’s Home Security division as configured for this purpose (“BHS”) (with no prior public offering of BHS equity securities) on a pro rata basis to all holders of shares of Common Stock on the record date for such transaction (the “Spin-Off”).

In accordance with our recent discussions, this letter agreement sets forth certain understandings among the parties in connection with the Board Representation Proposal, the Demand and related matters.

In connection with the foregoing, the parties agree as follows:

1.           MMI agrees that:

(a)           by executing this letter agreement, it hereby withdraws (i) the Board Representation Proposal and (ii) the Demand;

(b)           it will vote all voting securities which they are entitled to vote at the 2008 Shareholders Meeting in favor of the election of each of the Board’s nominees (including Wetzel (as defined below)) to stand for election at the 2008 Shareholders Meeting (the “Board Nominees”), and will not take any action intended to solicit, persuade, encourage or otherwise convince any other shareholder of Brink’s not to vote in favor of the election of any of the Board Nominees at the 2008 Shareholders Meeting; and

(c)           as promptly as practicable after the execution and delivery of this letter agreement on the date hereof, it will (i) destroy or cause to be destroyed any and all lists of Brink’s shareholders and other information provided to MMI by Brink’s or Brink’s representatives or agents (in whatever form) pursuant to the Demand (collectively, the “Shareholder List Information”), including permanently erasing or deleting any electronic copies of the Shareholder List Information and all information derived therefrom (e.g., e-mail addresses and phone numbers), and (ii) confirm to Brink’s compliance with the terms of this paragraph 1.(c) in writing; provided that any inadvertent failure to comply with the terms of this clause (c) shall not constitute a breach of this letter agreement if cured promptly following discovery of such non-compliance.

2.           Brink’s agrees that:

(a)           promptly after the execution and delivery of this letter agreement on the date hereof, it will publicly announce its intention to pursue the Spin-Off and its entry into of this letter agreement with MMI;

(b)           as part of the Board’s proposals for the 2008 Shareholders Meeting, it will nominate and recommend (and not withdraw) Carroll R. Wetzel, Jr. (“Wetzel”) as a director of Brink’s in the class the term of which expires in 2011;

(c)           it will cause Wetzel, upon consummation of the Spin-Off, to be appointed to the board of directors of the entity that will hold the business of BHS following the consummation of the Spin-Off and the securities of which will be distributed to Brink’s shareholders in the Spin-Off (“Spinco”); provided that Wetzel shall resign from the Board effective upon consummation of the Spin-Off;

(d)           it will cause Robert J. Strang (“Strang”), upon consummation of the Spin-Off and upon the resignation by Wetzel from the Board as contemplated by clause (c) above, to be appointed by the Board to the vacancy in the Board resulting from such resignation to serve until the immediately following annual meeting of shareholders of Brink’s (provided that if Wetzel’s term would not have otherwise ended at such annual meeting, then the Board shall nominate and recommend (and not withdraw) Strang for election to the Board at such annual meeting for the term continuing through the Brink’s 2011 Annual Meeting of Shareholders);

(e)           upon election or appointment, as applicable, of Wetzel and Strang to the Board and the Spinco Board as contemplated by the terms of this letter agreement, it will cause the appointments of Wetzel and Strang as a member of the following committees of Brink’s or Spinco (or such committees of Spinco performing the same functions for Spinco as the identified committees currently perform for Brink’s), as applicable, (i) Strang will be appointed to the Executive Committee, the Compensation and Benefits Committee and the Corporate Governance, Nominating and Management Development Committee of the Board and (ii) Wetzel will be appointed to the Executive Committee, the Strategy Committee and the Finance Committee of the Board and the Spinco Board, as applicable;

(f)           within ten business days after receiving reasonable documentation thereof, it will pay to MMI (as reimbursement) amounts equal to MMI’s actual out-of-pocket expenses (including legal, financial printer and proxy solicitor fees, placement consultants’ fees paid in recruiting Peter A. Michel, Wetzel and Strang to serve as nominees under the Board Representation Proposal and nominee upfront payments and expense reimbursements made pursuant to written arrangements provided to Brink’s prior to the date hereof) incurred (i) prior to the date of this letter agreement in connection with the Board Representation Proposal and the Demand, including the preparation of the nominee notice required by Brink’s by-laws, the negotiation and execution of nominee arrangements, the preparation and filing of proxy materials, the preparation and filing of amendments to MMI’s Schedule 13D, the preparation and negotiation of this letter agreement and the consideration of matters under applicable law in connection with the foregoing, and (ii) after the date of this letter agreement in connection with the preparation and filing of an amendment to MMI’s Schedule 13D reporting the entry into this letter agreement and the related filing under Rule 14a-12, including amounts in respect of terminating the nominee arrangements with Peter A. Michel, Strang and Wetzel to serve as nominees under the Board Representation Proposal (provided that MMI has used its commercially reasonable efforts to negotiate terminations of such arrangements that are as favorable to MMI as practicable under the circumstances), and the consideration of matters under applicable law in connection with the foregoing; provided that the aggregate amount of expenses to be reimbursed pursuant to this clause (f) shall not exceed $1,000,000.

3.           If either Strang or Wetzel shall be unable or unwilling to serve as a nominee or director of Brink’s or Spinco, as the case may be, for any reason prior to his election or appointment as a director in accordance with paragraph 2.(b), 2.(c) or 2.(d), then MMI shall be entitled to designate another person reasonably acceptable to Brink’s, and all references to “Strang” or “Wetzel”, as the case may be, in this letter agreement (other than under paragraph 2.(f)) shall be deemed to be references to such other person.

5.           Each of Strang or Wetzel, upon appointment or election to the Board or the Spinco Board, as the case may be, shall be governed by the same protections and obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines, and shall have the same rights and benefits with respect to insurance, indemnification, compensation and fees and other similar matters as are applicable to the other non-employee directors serving on such board and, with respect to service of Board committees, as the other non-employee directors serving on such committees (in each case with regard to the application of ordinary course policies of Brink’s with respect to its directors as in effect from time to time (including, by way of illustration, differing fees based on committee membership or frequency of committee meetings, or differing benefits based on seniority, years of service or date of election or appointment)).

6.           For purposes of this letter agreement, the following terms have the meanings specified below:

“affiliate” has the meaning given to such term in Rule 12b-2 under the Exchange Act; provided that any fund or other investment vehicle that is managed, controlled or sponsored by any person shall be deemed an affiliate of such person; and provided, further, that the parties hereto agree that MMI is not an affiliate of Brink’s within the meaning hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“person” means any natural person, corporation, limited liability company, partnership, trust, joint venture, association, company or other entity.

“Securities Act” means the United States Securities Act of 1933, as amended.

“voting securities” means any securities of Brink’s entitled to vote generally in the election of directors of Brink’s or any direct or indirect rights to acquire any such securities or any securities convertible or exchangeable for such securities.

7.           Each party hereto represents that this letter agreement has been duly authorized and approved by all necessary actions.

8.           Each party hereto hereby acknowledges and agrees, on its behalf and on behalf of its affiliates, that irreparable harm would occur in the event any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this letter agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

9.           Each party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this letter agreement.

10.           This letter agreement shall not be assignable by either party hereto without the prior written consent of the other party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  This letter agreement may not be amended or waived except by an instrument in writing signed by each of the parties hereto.  This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to Brink’s an executed counterpart hereof.

Very truly yours,

THE BRINK’S COMPANY,

by
/s/ Austin F. Reed
Name: Austin F. Reed
Title: Vice President, General Counsel and Secretary

Accepted and agreed as of the date first above written:

MMI Investments, L.P., on behalf of itself and its affiliates,

by
/s/ Alan L. Rivera
Name: Alan L. Rivera
Title: Executive Vice President